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                                                                Exhibit 23.3


                        [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' REPORT


We consent to the use in this Registration Statement of DIMAC Holdings, Inc. on Form S-4 of our report dated February 21, 1997, on the financial statements of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Louisville, Kentucky

November 10, 1998